UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Sorrento Therapeutics, Inc.

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on October 16, 2020

The date of this Supplement is September 28, 2020

On September 1, 2020, Sorrento Therapeutics, Inc., a Delaware corporation ( “Sorrento”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) relating to Sorrento’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SRNE2020, on Friday, October 16, 2020, at 12:00 p.m. Pacific Time. As previously disclosed, the record date for determining the Sorrento stockholders entitled to vote at the Annual Meeting is August 17, 2020.

Sorrento is providing this supplement (this “Supplement”) solely to correct information that appears in the response to the question “Who is Entitled to Vote?” of the “Questions and Answers About This Proxy Material and Voting” section of the Proxy Statement on page 1 and in the disclosure regarding “Proposal 3: Approval of the Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan” on page 21 of the Proxy Statement. The disclosures in both locations of the Proxy Statement inadvertently indicated that 255,096,642 shares of common stock were outstanding as of the record date for the Annual Meeting; however, the number of shares outstanding as of the record date was 257,520,884 shares. In addition, the disclosure under “Proposal 3: Approval of the Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan” inadvertently reported that the share reserve for the Sorrento 2020 Employee Stock Purchase Plan as 2.94% instead of 2.91%. Sorrento apologizes for any confusion and has included below corrected versions of the response to the question “Who is Entitled to Vote?” and the corrected disclosures under “Proposal 3: Approval of the Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan”.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

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Who is Entitled to Vote?

The Board has fixed the close of business on August 17, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of August 17, 2020, there were 257,520,884 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

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PROPOSAL 3:

APPROVAL OF THE SORRENTO THERAPEUTICS, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

On August 15, 2020, on the recommendation of the Compensation Committee, our Board approved the Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), subject to approval by our stockholders at the Annual Meeting.

Approval of the ESPP will allow us to provide our employees (which may include employees of our subsidiaries) with the opportunity to acquire an ownership interest in us through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 3 is approved by our stockholders, the total number of shares of our common stock initially reserved and available for issuance under the ESPP will be 7,500,000 shares. We do not maintain any other employee stock purchase plans. As of the Record Date, a total of 257,520,884 shares of our common stock were outstanding. The ESPP share reserve represents approximately 2.91% of the total number of shares of our common stock outstanding as of the Record Date.

If this Proposal 3 is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the ESPP will not become effective.

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Additional Information

If you have already submitted your proxy for the Annual Meeting and wish to revoke or change your vote, you may do so at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and reclaim your right to vote by giving written notice to Sorrento’s Secretary, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement and this Supplement have been filed with the SEC and are also available on our website at http://investors.sorrentotherapeutics.com. You may also obtain a copy of our 2019 annual report without charge by sending a written request to Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Brian Sun, SVP, General Counsel and Corporate Secretary.

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